      As filed with the Securities and Exchange Commission on June 4, 1999
                                                 Registration No. 333-76995

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                          Post Effective Amendment No. 1
                                   on Form S-8
                                        To
                                     Form S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                   YAHOO! INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                               77-0398689
        (State of Incorporation)          (I.R.S. Employer Identification No.)


                             3420 CENTRAL EXPRESSWAY
                              SANTA CLARA, CA 95051
                    (Address of principal executive offices)

                             -----------------------

                       GEOCITIES 1998 STOCK INCENTIVE PLAN
                          GEOCITIES STARSEED, INC. 1998
                        STOCK OPTION/STOCK INCENTIVE PLAN
                       OPTIONS GRANTED TO CERTAIN OFFICERS,
                       DIRECTORS, CONSULTANTS, FOUNDERS AND
                        EMPLOYEES OF GEOCITIES PURSUANT TO
                         WRITTEN COMPENSATION AGREEMENTS
                            (Full title of the Plan)

                             -----------------------


                                 GARY VALENZUELA
                              SENIOR VICE PRESIDENT,
                            FINANCE AND ADMINISTRATION,
                           AND CHIEF FINANCIAL OFFICER
                             3420 CENTRAL EXPRESSWAY
                              SANTA CLARA, CA 95051
                                  408-731-3300
(Name, address and telephone number, including area code, of agent for service)

                             -----------------------
                                    Copy to:

                                 Joshua L. Green
                                 C. Keith Mosley
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

                                 EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-8 amends Registration Statement No. 333-76995 which was previously filed on Form S-4 (the "Original Registration Statement") by Yahoo! Inc. ("Registrant") in connection with the merger of GeoCities with and into Home Page Acquisition Corp., a wholly owned subsidiary of Registrant. All of the shares of Common Stock of Registrant included in this Post-Effective Amendment No. 1 were included in and registered on the Original Registration Statement and the applicable filing fee was paid at the time of filing. Such shares include 5,707,083 shares of Common Stock of Registrant issuable under the GeoCities 1998 Stock Incentive Plan and the GeoCities Starseed, Inc. 1998 Stock Option/Stock Incentive Plan and under options granted to certain officers, directors, consultants, founders and employees of GeoCities pursuant to written compensation agreements.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (as amended April 29, 1999) (File No. 0-26822).

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (File No. 0-26822).

         (c) The Registrant's Proxy Statement dated March 19, 1999, filed in connection with Registrant's May 14, 1999 Annual Meeting of Shareholders.

         (d) The Registrant's Current Reports on Form 8-K, filed with the Commission on June 12, 1998 (as amended on June 18, 1998 and January 21,
1999), January 13, 1999, January 29, 1999, April 5, 1999 (as amended on
April 19, 1999), April 8, 1999 and June 2, 1999.

         (e) Registrant's Registration Statement on Form S-4 dated April 26, 1999 (as amended April 28, 1999).

         (f) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 12, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.           EXHIBITS.

                  Exhibit
                  Number
                  ------
                  5.1        Opinion of Venture Law Group, a Professional
                             Corporation.
                  23.1       Consent of Venture Law Group, a Professional
                             Corporation (included in Exhibit 5.1).
                  23.2       Consent of PricewaterhouseCoopers LLP, Independent
                             Accountants.
                  24.1       Powers of Attorney (see p. II-3).

Item 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Yahoo! Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 4th day of June, 1999.

                                YAHOO! INC.


                                By:   /s/ Timothy Koogle
                                      ------------------------------------------
                                      Timothy Koogle
                                      Chairman and Chief
                                      Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy Koogle and Gary Valenzuela, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                     Title                                Date
               ---------                                     -----                                ----
/s/ TIMOTHY KOOGLE                        Chairman and Chief Executive Officer               June 4, 1999
------------------------------------        (Principal Executive Officer)
Timothy Koogle

/s/ GARY VALENZUELA                       Senior Vice President, Finance and                 June 4, 1999
------------------------------------      Administration, and Chief Financial
Gary Valenzuela                             Officer (Principal Financial Officer)

/s/ JAMES J. NELSON                       Vice President, Finance (Chief Accounting          June 4, 1999
------------------------------------        Officer)
James J. Nelson

/s/ JEFF MALLETT                          President, Chief Operating Officer and             June 4, 1999
------------------------------------        Director
Jeff Mallett

/s/ ERIC HIPPEAU                          Director                                           June 4, 1999
------------------------------------
Eric Hippeau

/s/ ARTHUR H. KERN                        Director                                           June 4, 1999
------------------------------------
Arthur H. Kern

/s/ MICHAEL MORITZ                        Director                                           June 4, 1999
------------------------------------
Michael Moritz

/s/ JERRY YANG                            Director                                           June 4, 1999
------------------------------------
Jerry Yang

                                INDEX TO EXHIBITS

   Exhibit
   Number
   -------
     5.1       Opinion of Venture Law Group, a Professional Corporation
    23.1       Consent of Venture Law Group, a Professional Corporation
               (included in Exhibit 5.1).
    23.2       Consent of PricewaterhouseCoopers LLP, Independent Accountants.
    24.1       Powers of Attorney (see p. II-3).